AMENDMENT TO  DIRECTOR AGREEMENT

THIS AMENDMENT, dated as of July 16, 2010 (the “Amendment”), is being made to that certain Board of Directors Agreement (the “Director Agreement”), dated October 27, 2008, by and between Apollo Medical Holdings, Inc., a Delaware corporation (the “Corporation”) and Suresh Nihalani (“Mr. Nihalani”).  Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Director Agreement.

WHEREAS, pursuant to the Director Agreement, Mr. Nihalani was to receive in exchange for his services as a director 400,000 shares of common stock (“Common Stock”) of the Corporation, which was to be held in escrow until released by the Corporation in 36 equal monthly installments.

WHEREAS, in lieu of such arrangement, the Corporation has been issuing shares of Common Stock to Mr. Nihalani in an amount equal to 1/36 of 400,000 on a monthly basis, and Mr. Nihalani has agreed to such arrangement.

WHEREAS, to date, Mr. Nihalani has been issued 188,887 shares of Common Stock pursuant to these issuances.

WHEREAS, the Corporation and Mr. Nihalani wish to modify the manner in which Mr. Nihalani will be receiving shares on a going forward basis.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, Apollo and Mr. Nihalani hereby agree as follows:

1. Amendment to Restricted Stock Award.  “Section B. Equity Compensation” shall be amended and restated as follows:

Issued Shares.  Mr. Nihalani and the Corporation hereby acknowledge and agree that as of the date hereof, 188,887 shares of Common Stock have been issued to Mr. Nihalani pursuant to the Director Agreement.

Purchase of Shares.  Mr. Nihalani hereby purchases, and the Corporation hereby sells to Mr. Nihalani, 211,113 shares of Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per share (the “Purchase Price”).  Concurrently with the execution of this Agreement, Mr. Nihalani shall pay the Purchase Price for the Purchased Shares in cash.

Restricted Securities.  Mr. Nihalani hereby confirms that he has been informed that the Purchased Shares are restricted securities under the Securities Act of 1933 (the “1933 Act”) and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, Mr. Nihalani hereby acknowledges that he is prepared to hold the Purchased Shares for an indefinite period and that Mr. Nihalani is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.  Prior to his acquisition of the Purchased Shares, Mr. Nihalani acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire the Purchased Shares.  Mr. Nihalani has such knowledge and experience in financial and business matters as to make Mr. Nihalani capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  Mr. Nihalani is able to bear the economic risk of Mr. Nihalani’s investment in the Purchased Stock.

Disposition of Shares.  Mr. Nihalani hereby agrees that he shall make no disposition of the Purchased Shares (other than a permitted transfer as described below) unless and until he shall have notified the Corporation of the proposed disposition and, if requested by the Corporation, Mr. Nihalani shall have provided the Corporation an opinion of counsel in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this section or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of the Directors Agreement, including this Amendment.

Restrictive Legends.  In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or both of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN BOARD OF DIRECTORS AGREEMENT, AS AMENDED, INCLUDING A REPURCHASE RIGHT, AND SUCH AGREEMENT IS ON FILE AT THE CORPORTATION’S PRINCIPAL OFFICE AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS.”

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

Mr. Nihalani Rights.  Until such time as the Corporation actually exercises its Repurchase Rights under this Amendment, Mr. Nihalani (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions set forth below.

Section 83(b) Election.  Mr. Nihalani understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to its Repurchase Right under this Amendment.  Mr. Nihalani understands that he may elect to be taxed at the time the Purchased Shares are acquired hereunder to the extent the fair market value of the Purchased Shares exceeds the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder.  If the fair market value of the Purchased Shares at the date of purchase equals (or is less than) the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.  The form for making this election is attached as Exhibit A hereto.  Mr. Nihalani understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Mr. Nihalani (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse.  MR. NIHALANI IS URGED TO SEEK ADVICE FROM HIS TAX ADVISOR AS TO WHETHER OR NOT TO MAKE A SECTION 83(b) ELECTION AND THE RAMIFICATIONS OF MAKING SUCH AN ELECTION.  IN PROVIDING THE FORM ATTACHED AS EXHIBIT A, THE COMPANY MAKES NO REPRESENTATIONS AS TO WHETHER THE SECTION 83(b) ELECTION SHOULD BE MADE BY EMPLOYEE.  MR. NIHALANI ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF HE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

Transfer Restrictions.  Mr. Nihalani shall not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Corporation’s Repurchase Right.  Such restrictions on transfer, however, shall not be applicable to a transfer of title to the Purchased Shares effected pursuant to Mr. Nihalani’s will or the laws of intestate succession provided that the transferee, as a condition precedent to the validity of such transfer, acknowledges in writing to the Corporation that such transferee is bound by the provisions of this Amendment and that the transferred shares are subject to the Corporation’s Repurchase Right granted hereunder, to the same extent such shares would be so subject if retained by Mr. Nihalani.

Grant of Repurchase Right.  The Corporation is hereby granted the right (the “Repurchase Right”), at any time during the sixty (60) day period following the first date that Mr. Nihalani is no longer a director of the Corporation (the “Repurchase Date”), to elect to repurchase all or (at the discretion of the Corporation) any portion of the Purchased Shares in which Mr. Nihalani has not acquired a vested interest in accordance with the vesting provisions set forth below (such shares to be hereinafter called the “Unvested Shares”) at a purchase price of $.001 per share.

Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to Mr. Nihalani prior to the expiration of the sixty (60) day period following the Repurchase Date.  The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice.  The Corporation shall, concurrently with the receipt of such stock certificates from Mr. Nihalani, pay to Mr. Nihalani in cash or cash equivalents, an amount equal to the Purchase Price with respect to the Unvested Shares that are to be repurchased.

Vesting of Purchased Shares; Termination of the Repurchase Right.  Notwithstanding any other provision in this Agreement to the contrary, the Corporation’s Repurchase Right shall terminate, and the Purchased Shares shall become fully vested, with respect to 400,000/36 of the Purchased Shares on the last day of each month (each, a “Vesting Date”), starting on July 31, 2010 and ending on November 30, 2011, provided that Mr. Nihalani continuously serves as director through that Vesting Date.  If any installment includes a fraction of a share, the fraction shall be carried forward and added to subsequent installments. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not exercised within 60 days of the Repurchase Date.

Additional Shares or Substituted Securities.  In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation’s capital structure; provided, however, that the aggregate purchase price to be paid by the Corporation pursuant to the Repurchase Right shall remain the same.

Cancellation of Shares.  If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Amendment, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Amendment), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Amendment.

2.           Amendment to Indemnification Agreement.  Exhibit B to the Director Agreement, the Indemnification Agreement, shall be amended and restated as set forth in Exhibit B hereto.

3.           Merger Agreement in Full Force and Effect. Except as set forth herein, the Merger Agreement shall remain in full force and effect.

4.           Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original agreement, but all such counterparts together shall constitute but one agreement.  Facsimile or PDF counterpart signatures to this Amendment shall be acceptable.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly therein.

6.           Severability.  Should any provision of this Amendment be held invalid or illegal, such provision shall not give rise to invalidate the Amendment but shall be construed as if to omit any invalid or illegal part, and all remaining rights and obligations of the parties shall be construed and enforced accordingly.

7.           California Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

APOLLO MEDICAL HOLDINGS, INC.
A Delaware Corporation

By:	/S/ Warren Hosseinion, M.D.
Title: Chief Executive Officer

By:	/S/ Suresh Nihalani
Title: Director